SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2005

SYMANTEC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino		95014
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 517-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01: OTHER EVENTS.

On June 24, 2005, Symantec Corporation held a special meeting of stockholders in connection with its planned merger with VERITAS Software Corporation. At the special meeting, the stockholders approved the following proposals:

•	the issuance and reservation for issuance of shares of Symantec common stock to holders of VERITAS securities pursuant to the Agreement and Plan of Reorganization, dated December 15, 2004, by and among Symantec, Carmel Acquisition Corp., a wholly owned subsidiary of Symantec, and VERITAS, as the same may be amended from time to time; and

•	amendments to Symantec’s certificate of incorporation to increase the authorized number of shares of common stock of Symantec from 1,600,000,000 shares, $0.01 par value per share, to 3,000,000,000 shares, $0.01 par value per share, and to authorize one share of a class of special voting stock, $1.00 par value per share.

Symantec currently expects that the merger will close on July 2, 2005 if (i) the closing conditions regarding the representations and warranties of the parties are satisfied by the close of business on June 27, 2005 and (ii) all other closing conditions to effect the merger have been satisfied or waived on or before July 1, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMANTEC CORPORATION
/s/ Arthur F. Courville
Date: June 24, 2005	Arthur F. Courville
Senior Vice President, General Counsel and Secretary